                                                                    Exhibit 10.6

                         VOTING AND EXCHANGE AGREEMENT
                         -----------------------------

     THIS AGREEMENT is made as of the 14th day of February, 2000.

A M O N G:

                         MAGNA INTERNATIONAL INC.
                         a corporation existing under the laws of the Province of Ontario ("Magna")

                         - and -

                         MAGNA ENTERTAINMENT CORP.
                         a corporation existing under the laws of the State of Delaware ("MEC")

                         - and -

                         MEC HOLDINGS (CANADA) INC.
                         a corporation existing under the laws of the Province of Ontario ("Exchangeco")

     WHEREAS by Articles of Amendment dated December 30, 1999 Exchangeco is authorized to issue Exchangeable Shares in its capital, each such share exchangeable for one share of MEC in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (the "Share Provisions");

     AND WHEREAS MEC is the holder of all of the issued and outstanding common shares of Exchangeco;

     AND WHEREAS Magna is the holder of approximately 97.5% of the equity of MEC, and all of the Exchangeable Shares;

     AND WHEREAS Magna has determined to distribute approximately 20% of the equity of MEC held by it to the holders of Magna's Class A Subordinate Voting Shares and Class B Shares by way of a dividend-in-kind, and to satisfy the payment of such dividend to certain Canadian residents by the transfer to them of Exchangeable Shares unless such residents elect otherwise;

     AND WHEREAS this Agreement evidences certain obligations of MEC to Exchangeco to ensure that Exchangeco will at all times be able to satisfy its obligations to the holders of Exchangeable Shares under the Share Provisions;

     AND WHEREAS this Agreement evidences certain obligations of Magna to the holders from time to time of the Exchangeable Shares in respect of the voting of certain shares of Class B Stock of MEC held by Magna;
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                                      -2-



     NOW THEREFORE for good and valuable consideration, the receipt and adequacy of which is hereby mutually acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                        DEFINITIONS AND INTERPRETATION

1.1  Definitions.

In this Agreement, the following terms shall have the following meanings:

"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

"Automatic Exchange Right" means the benefit of the obligation of MEC to effect the automatic exchange of MEC Class A Shares for Exchangeable Shares pursuant to section 3.11(c).

"Exchange Right" has the meaning ascribed thereto in section 3.1.

"Holder" means a Person who is the registered holder of an Exchangeable Share, but does not include Magna, MEC or any subsidiary of MEC.

"Exchangeco Insolvency Event" means the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6.6 of the Share Provisions.

"Liquidation Event" has the meaning ascribed thereto in section 3.11(a).

"Liquidation Event Effective Date" has the meaning ascribed thereto in section 3.11(c).

"List" has the meaning ascribed thereto in section 2.9.

"MEC Class A Shares" means the shares of Class A Subordinate Voting Stock of
MEC.
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                                      -3-

"MEC Class B Shares" means the shares of Class B Stock of MEC.

"MEC Class Vote" means a matter to be considered by holders of shares of MEC Class A Shares as a separate class, whether at an MEC Meeting or in connection with an MEC Consent.

"MEC Consent" means a written consent sought by MEC from its shareholders including the holders of MEC Class A Shares.

"MEC Meeting" means a meeting of shareholders of MEC at which holders of MEC Class A Shares are entitled to vote.

"MEC Shares" means the MEC Class A Shares and the MEC Class B Shares, collectively.

"MEC Successor" has the meaning ascribed thereto in section 5.1(a).

"MEC Votes" means the voting rights attaching to the MEC Shares held by Magna, either as exercised by Magna in accordance with Voting Instructions or as exercised by or on behalf of a Holder in person or by proxy.

"Record Date" means the record date established by MEC or by applicable law for purposes of determining shareholders entitled to vote at an MEC Meeting or to provide consent for the purposes of an MEC Consent.

"Retracted Shares" has the meaning ascribed thereto in section 3.6.

"Share Provisions" has the meaning set forth in the first recital to this Agreement.

"Voting Instructions" means the instructions provided by a Holder to Magna with respect to the exercise of the Voting Rights.

"Voting Rights" has the meaning ascribed thereto in section 2.1.

Other capitalized terms which are not defined in this Agreement have the meaning ascribed to such terms in the Share Provisions.

1.2  Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an "Article" or "section" refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  Number, Gender, etc.

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.
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                                      -4-

1.4  Date for any Action.

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE 2
                   VOTING RIGHTS OF HOLDERS IN SHARES OF MEC

2.1  Grant of Voting Rights.

Magna hereby grants each Holder of Exchangeable Shares the right (the "Voting Rights") to cast and exercise, in person or by proxy, one vote attaching to a MEC Share held by Magna in respect of each Exchangeable Share held by the Holder on the Record Date, on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of MEC at a MEC Meeting or in connection with a MEC Consent. Magna may satisfy this obligation by exercising voting rights attaching to MEC Class A Shares or MEC Class B Shares held by and registered in the name of Magna, except in the case of a Class Vote in which case Magna shall satisfy this obligation by exercising votes attaching to MEC Class A Shares held by and registered in the name of Magna.

2.2  Magna to Hold Sufficient Shares.

Until the termination of this Agreement, Magna covenants and agrees that it shall retain ownership of, and hold registered in its name, a sufficient number of MEC Shares to comply with its obligations pursuant to section 2.1 hereof. In the event of a Class Vote, Magna shall convert MEC Class B Shares held by it into MEC Class A Shares, if and to the extent necessary to enable Magna to cast one vote attaching to a MEC Class A Share for each Exchangeable Share in respect of which it has received Voting Instructions, or to deliver a proxy in respect of a MEC Class A Share to each Holder who has validly requested one.

2.3  Magna Not to Exercise Voting Rights Independently.

In respect of each MEC Meeting or MEC Consent, Magna will determine the number of Exchangeable Shares outstanding on the Record Date in respect of which no Voting Instructions were validly and timely provided to Magna and in respect of which no proxies were delivered to Holders (the "Unvoted Exchangeable Shares"). Magna will forebear from casting that number of votes attaching to the MEC Shares held by it as is equal to the number of Unvoted Exchangeable Shares. For greater certainty, other than the MEC Shares voted in accordance with Voting Instructions received from holders of Exchangeable Shares, and other than the MEC Shares which Magna forebears from voting in respect of Unvoted Exchangeable Shares, Magna shall have the right to cast all other voting rights attaching to the MEC Shares owned by it, or under its direction and control, at its sole discretion.

2.4  Minority Approval Requirements.

Magna will use its best efforts to secure any regulatory approvals necessary or desirable from any securities regulatory authority, stock exchange or other regulatory body having jurisdiction so that all votes cast by Magna at an MEC Meeting, and all MEC Consents given by Magna
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                                      -5-

pursuant to Voting Instructions received from holders of Exchangeable Shares, may be treated as votes cast by the Holder of such Exchangeable Shares, and not as votes cast by Magna, for the purposes of determining the satisfaction of any applicable minority shareholder approval requirements.

2.5  Legended Share Certificates.

Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the holder of its right to instruct Magna with respect to the exercise of voting rights attaching to MEC Shares.

2.6  Mailings to Shareholders.

With respect to each MEC Meeting and MEC Consent, MEC shall use its reasonable efforts to mail or cause to be mailed (or otherwise communicate in the same manner as MEC utilizes in communications to holders of MEC Class A Shares) to each of the Holders, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by MEC to its shareholders:

     (a) a copy of such notice, together with any related materials to be provided to shareholders of MEC;

     (b) a statement that such Holder is entitled to instruct Magna as to the exercise of the MEC Votes with respect to such MEC Meeting or MEC Consent or to attend such MEC Meeting and to exercise personally the MEC Votes thereat;

     (c) a statement as to the manner in which such instructions may be given to Magna, including an express indication that instructions may be given to Magna to give:

          (i) a proxy to such Holder or his designee to exercise personally the MEC Votes; or

          (ii) a proxy to a designated agent or other representative of the management of MEC to exercise such MEC Votes;

     (d) a statement that if no such instructions are received from the Holder, the MEC Votes to which such Holder is entitled will not be exercised by Magna;

     (e) a form of direction whereby the Holder may so direct and instruct Magna as contemplated herein; and

     (f) a statement of the time and date by which such instructions must be received by Magna in order to be binding upon it, which in the case of an MEC Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

For the purpose of determining MEC Votes to which a Holder is entitled in respect of any MEC Meeting or MEC Consent, the number of Exchangeable Shares owned of record by the Holder
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                                      -6-

shall be determined at the close of business on the Record Date. MEC will notify Magna of any decision of the Board of Directors of MEC with respect to the calling of any MEC Meeting and shall provide all necessary information and materials to Magna in each case promptly and in any event in sufficient time to enable Magna to perform its obligations contemplated by this Agreement.

2.7  Copies of Shareholder Information.

MEC will send to Holders all proxy materials (including notices of MEC Meetings, but excluding proxies to vote MEC Class A Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of MEC Class A Shares at the same time as such materials are first sent to holders of MEC Class A Shares.

2.8  Other Materials.

As soon as reasonably practicable after receipt by MEC or shareholders of MEC (if such receipt is known by MEC) of any material sent or given by or on behalf of a third party to holders of MEC Class A Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), MEC shall use its reasonable efforts to obtain and deliver to each Holder such material as soon as possible thereafter (unless the same has been provided directly to Holders by such third party).

2.9  List of Persons Entitled to Vote.

Exchangeco shall: (a) prior to each annual, general and special MEC Meeting or the seeking of any MEC Consent; and (b) forthwith upon each request made at any time by MEC or Magna in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by Magna or MEC in such request or, in the case of a List prepared in connection with an MEC Meeting or an MEC Consent, at the close of business on the Record Date. Each such List shall be delivered to Magna promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be. MEC agrees to give Exchangeco and Magna written notice of the calling of any MEC Meeting or the seeking of any MEC Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Exchangeco to perform its obligations under this section 2.9.

2.10  Entitlement to Direct Votes.

Any Holder named in a List prepared in connection with any MEC Meeting or MEC Consent will be entitled: (a) to instruct Magna in the manner described in section 2.6 with respect to the exercise of the MEC Votes to which such Holder is entitled; or (b) to attend such meeting and personally exercise thereat, as the proxy of Magna, the MEC Votes to which such Holder is entitled.
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                                      -7-

2.11  Voting by Magna, and Attendance of Magna Representative at Meeting.

(a) In connection with each MEC Meeting and MEC Consent, Magna shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to section 2.6, the MEC Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by Magna from the Holder prior to the time and date fixed by Magna for receipt of such instructions in the notice given by Magna to the Holder pursuant to section 2.6.

(b) Magna shall cause a representative who is empowered by it to sign and deliver, on behalf of Magna, proxies for Voting Rights to attend each MEC Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to Magna's representative, and at the Holder's request, such representative shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the MEC Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either: (i) has not previously given Magna instructions pursuant to section 2.6 in respect of such meeting; or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Holder exercising such MEC Votes shall have the same rights as Magna to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

2.12  Distribution of Written Materials.

Any written materials distributed by MEC pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as MEC utilizes in communications to holders of MEC Class A Shares) to each Holder at its address as shown on the books of Exchangeco. Exchangeco shall provide or cause to be provided to MEC for this purpose, on a timely basis, a current List and, upon the request of MEC, mailing labels.

2.13  Termination of Voting Rights.

All of the rights of a Holder with respect to the MEC Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct Magna as to the voting of or to vote personally such MEC Votes, shall be deemed to be surrendered by the Holder, and such MEC Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to Exchangeco or MEC of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the automatic exchange of Exchangeable Shares for MEC Class A Shares (unless, in either case, MEC shall not have delivered the requisite MEC Class A Shares issuable in exchange therefor to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by MEC pursuant to the exercise by MEC of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.
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                                      -8-

                                   ARTICLE 3
                     EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

3.1  Grant and Ownership of the Exchange Right.

MEC hereby grants to the Holders the right (the "Exchange Right"), upon the occurrence and during the continuance of an Exchangeco Insolvency Event, to require MEC to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holder and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. MEC hereby acknowledges receipt of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by MEC to the Holders.

3.2  Legended Share Certificates.

Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of the Exchange Rights and the Automatic Exchange Rights.

3.3  Purchase Price.

The total purchase price payable by MEC for each Exchangeable Share to be purchased by MEC under the Exchange Right shall be an amount per share equal to:
(a) the Current Market Price of an MEC Class A Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by MEC causing to be sent to such holder one MEC Class A Share; plus (b) to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. The total purchase price for each such Exchangeable Share so purchased may be satisfied only by MEC issuing and delivering or causing to be delivered, to the relevant Holder, one MEC Class A Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 3.12).

3.4  Exercise Instructions.

Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Exchangeco Insolvency Event, to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of Exchangeco. To exercise the Exchange Right, the Holder shall deliver to MEC, in person or by mail, [at its principal office in Toronto, Ontario] or at such other place or places in Canada or the United States as MEC may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires MEC to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of Exchangeco and such additional documents and instruments as MEC or Exchangeco may reasonably require together with: (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating: (i) that the Holder thereby exercises the Exchange Right
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                                      -9-

so as to require MEC to purchase from the Holder the number of Exchangeable Shares specified therein; (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by MEC free and clear of all liens, claims, security interests, adverse claims and encumbrances; (iii) the names in which the certificates representing MEC Class A Shares issuable in connection with the exercise of the Exchange Right are to be issued; and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and
(b) payment (or evidence satisfactory to Exchangeco and MEC of payment) of the taxes (if any) payable as contemplated by section 3.7 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to Magna are to be purchased by MEC under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

3.5  Delivery of MEC Class A Shares; Effect of Exercise.

Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires MEC to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 3.7 or evidence thereof), duly endorsed for transfer to MEC, MEC shall promptly thereafter deliver or cause to be delivered to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder) the number of MEC Class A Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to section 3.12); provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to Exchangeco and MEC of the payment of) the taxes (if any) payable as contemplated by section 3.7 of this Agreement. Immediately upon the issuance by MEC of the MEC Class A Shares that are issuable upon the exercise of the Exchange Right as provided in this section 3.5, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to MEC all of such holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor (together with a cheque for the balance, if any, of the total purchase price therefor without interest), unless the requisite number of MEC Class A Shares is not allotted, issued and delivered by MEC to Magna within five Business Days of the date of the giving of such notice by Magna, in which case the rights of the Holder shall remain unaffected until such MEC Class A Shares are so allotted, issued and delivered by MEC and any such cheque is delivered and paid. Concurrently with a Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the MEC Class A Shares delivered to it pursuant to the Exchange Right.

3.6  Exercise of Exchange Right Subsequent to Retraction.

In the event that a Holder has exercised its right under Article 6 of the Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by Exchangeco pursuant to section 6.6 of the Share

Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that MEC shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to Exchangeco pursuant to section 6.1 of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder exercising the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with MEC and in favour of the Holder to immediately notify MEC of such prohibition against Exchangeco redeeming all of the Retracted Shares and promptly to forward or cause to be forwarded to MEC all relevant materials delivered by the Holder to Exchangeco or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and MEC will thereupon purchase, pursuant to the Exchange Right in accordance with the provisions of this Article 5, the Retracted Shares that Exchangeco is not permitted to redeem.

3.7  Stamp or Other Transfer Taxes.

Upon any sale of Exchangeable Shares to MEC pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing MEC Class A Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Holder: (a) shall pay (and none of MEC, Exchangeco or Magna shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a Person other than such Holder; or (b) shall have evidenced to the satisfaction of MEC and Exchangeco that such taxes, if any, have been paid.

3.8  Notice of Insolvency Event.

As soon as practicable following the occurrence of an Exchangeco Insolvency Event, or any event that with the giving of notice or the passage of time or both would be an Exchangeco Insolvency Event, Exchangeco shall give written notice thereof to Magna and MEC. As soon as practicable following the occurrence of an Exchangeco Insolvency Event, MEC will mail to each Holder, at the expense of MEC, a notice of such Exchangeco Insolvency Event, which notice shall contain a brief statement of the rights of the Holders with respect to the Exchange Right.

3.9  Qualification of MEC Class A Shares.

MEC covenants that if any MEC Class A Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Right require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by MEC to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of MEC for purposes of Canadian provincial securities law or an "affiliate" of MEC for purposes of United States federal or state securities law), MEC will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such MEC Class A Shares to be and remain duly registered, qualified or approved. MEC will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all MEC Class A Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding MEC Class A Shares have been listed by MEC and remain listed and are quoted or posted for trading at such time.

3.10  MEC Class A Shares.

MEC hereby represents, warrants and covenants that the MEC Class A Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

3.11  Automatic Exchange on Liquidation of MEC.
     (a) MEC will give Holders written notice of each of the following events (each, a "Liquidation Event") at the time set forth below:

          (i) in the event of any determination by the Board of Directors of MEC to institute voluntary liquidation, dissolution or winding-up proceedings with respect to MEC or to effect any other distribution of assets of MEC among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          (ii) as soon as practicable following the earlier of (A) receipt by MEC of notice of, and (B) MEC otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of MEC or to effect any other distribution of assets of MEC among its shareholders for the purpose of winding up its affairs, in each case where MEC has failed to contest in good faith any such proceeding commenced in respect of MEC within 30 days of becoming aware thereof.

     (b) The notice to Holders delivered upon the occurrence of a Liquidation Event shall include a brief description of the automatic exchange of Exchangeable Shares for MEC Class A Shares provided for in section 3.11(c).

     (c) In order that the Holders will be able to participate on a pro rata basis with the holders of MEC Class A Shares in the distribution of assets of MEC in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for MEC Class A Shares. To effect such automatic exchange, MEC shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Holders, and each Holder shall sell the Exchangeable Shares held by it at such time, for a total purchase price per share equal to: (a) the Current Market Price of an MEC Class A Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by MEC issuing to the Holder one MEC Class A Share, and (b) to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange.

     (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for MEC Class A Shares shall be deemed to have occurred, and each Holder shall be deemed to have transferred to MEC all of the Holder's right, title and interest in and to such Holder's Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares, and MEC shall issue to the Holder the MEC Class A Shares issuable upon the automatic exchange of Exchangeable Shares for MEC Class A Shares and on the applicable payment date shall deliver to the Holder a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to section 5.13. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the MEC Class A Shares issued pursuant to the automatic exchange of Exchangeable Shares for MEC Class A Shares and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with MEC pursuant to such automatic exchange shall thereafter be deemed to represent MEC Class A Shares issued to the Holder by MEC pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent MEC Class A Shares, MEC shall deliver or cause to be delivered to the Holder certificates representing MEC Class A Shares of which the Holder is the holder.

3.12  Withholding Rights.

MEC shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any Holder such amounts as MEC is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amounts so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, MEC is hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to MEC to enable it to comply with such deduction or withholding requirements and MEC shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. MEC represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any dividend paid to holders of Exchangeable Shares any amounts under the United States Internal Revenue Code of 1986.

                                    ARTICLE 4
                                     GENERAL

4.1  Action of Holders.

No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights hereunder against MEC or Exchangeco unless the Holder has requested MEC, in the case of the enforcement of a right against Exchangeco, or Exchangeco, in the case of enforcement of a right against MEC, to take or institute such action, suit or proceeding and such other party shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as such other party might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided.

4.2  Conflicting Claims.

If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then MEC, Magna and Exchangeco shall each be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, MEC, Magna or Exchangeco may elect not to exercise any MEC Votes, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, it shall not be or become liable to any Person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. MEC, Magna and Exchangeco shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the MEC Votes, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

     (b) all differences with respect to the MEC Votes, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and Magna shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If MEC, Magna or Exchangeco elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to it as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

                                   ARTICLE 5
                                MEC SUCCESSORS

5.1  Certain Requirements in Respect of Combination, etc.

MEC shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

     (a) such other Person or continuing corporation (herein called the "MEC Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an Agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the MEC Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such MEC Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of MEC under this Agreement; and

     (b) such transaction shall preserve and not impair in any material respect any of the rights, duties, powers and authorities of the Holders hereunder.

5.2  Wholly-Owned Subsidiaries.

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of MEC with or into MEC or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of MEC provided that all of the assets of such subsidiary are transferred to MEC or another wholly-owned direct or indirect subsidiary of MEC, and any such transactions are expressly permitted by this Article 5.

                                   ARTICLE 6
                                  AMENDMENTS

6.1  Amendments, Modifications, etc.

This Agreement may not be amended or modified except by an agreement in writing executed by MEC, Exchangeco and Magna and approved by the Holders in accordance with section 10.2 of the Share Provisions.

6.2  Ministerial Amendments.

Notwithstanding the provisions of section 6.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all parties hereto for the protection of the Holders hereunder provided that the Board of Directors of each of Exchangeco and MEC shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Holders;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of MEC and Exchangeco and in the opinion of counsel to Magna, having in mind the best interests of the Holders, it may be expedient to make, provided that such Boards of Directors shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders; or

     (c) making such changes or corrections which, on the advice of counsel to MEC, Exchangeco and Magna, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Board of Directors of each of MEC and Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Holders.

6.3  Meeting to Consider Amendments.

Exchangeco, at the request of MEC, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Share Provisions and all applicable laws.

6.4  Changes in Capital of MEC and Exchangeco.

At all times after the occurrence of any event contemplated pursuant to section
2.7 or 2.8 of the Exchangeable Share Support Agreement or otherwise, as a result of which either MEC Class A Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which MEC Class A Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental Agreement giving effect to and evidencing such necessary amendments and modifications.

6.5  Execution of Amendments.

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by each of Magna, MEC and Exchangeco. From time to time Exchangeco, MEC and Magna may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, Agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of MEC Successors and the covenants of and obligations assumed by each such MEC Successor;

     (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of Magna relying on the advice of counsel, will not be prejudicial to the interests of the Holders or are, in the opinion of counsel to Magna, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to MEC, Exchangeco, Magna or this Agreement; and

     (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of MEC and Exchangeco, relying on the advice of counsel, the rights of Holders will not be prejudiced thereby.


                                   ARTICLE 7
                                  TERMINATION

7.1  Term.

This Agreement shall continue to be in force and effect until the earliest to occur of the following events, but not thereafter:

     (a) at any time following the distribution of Exchangeable Shares to Holders, no outstanding Exchangeable Shares continue to be held by any Holder;

     (b) each of MEC and Exchangeco elects in writing to terminate this Agreement and such termination is approved by the Holders in accordance with section 10.2 of the Share Provisions; and

     (c) 21 years from the date of this Agreement.

7.2  Survival of Agreement.

This Agreement shall continue until there are no Exchangeable Shares outstanding held by a Holder.

                                    ARTICLE 8
                                     GENERAL

8.1  Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

8.2  Enurement.

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders. The Holders shall be intended third-party beneficiaries of this Agreement.

8.3  Notices to Parties.

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered Personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     (a)  if to Exchangeco:

          337 Magna Drive
          Aurora, Ontario
          L4G 7K1

          Attention:  President
          Telecopier No.:  (905) 726-7126

     (b)  if to MEC:

          285 West Huntington Drive
          Arcadia, California
          90017

          Attention:  President
          Telecopier No.:  (626) 574-6306

     (c)  if to Magna:

          337 Magna Drive
          Aurora, Ontario
          L4G 7K1

          Attention: Executive Vice-President, Special Projects and Secretary Telecopier No.: (905) 726-2603

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

8.4  Notice to Holders.

Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

8.5  Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

8.6  Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

8.7  Attornment.

Each of MEC, Exchangeco and Magna agree that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of New York, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the court of any other jurisdiction and hereby appoints CT Corporation at its registered office in New York, New York as its attorney for service of process.

        IN WITNESS OF WHICH, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                  MAGNA INTERNATIONAL INC.


                                  By:  /s/ J. Brian Colburn
                                     ----------------------------------------
                                       J. Brian Colburn
                                       Executive Vice-President, Special
                                       Projects and Secretary

                                  By:  /s/ Vincent J. Galifi
                                     ----------------------------------------
                                       Vincent J. Galifi
                                       Executive Vice-President, Finance and
                                       Chief Financial Officer




                                  MAGNA ENTERTAINMENT CORP.


                                  By:  /s/ J. Brian Colburn
                                     ----------------------------------------
                                       J. Brian Colburn
                                       Executive Vice-President and Secretary

                                  By:  /s/ Vincent J. Galifi
                                     ----------------------------------------
                                       Vincent J. Galifi
                                       Executive Vice-President, Finance




                                  MEC HOLDINGS (CANADA) INC.


                                  By:  /s/ J. Brian Colburn
                                     ----------------------------------------
                                       J. Brian Colburn
                                       Executive Vice-President and Secretary

                                  By:  /s/ Vincent J. Galifi
                                     ----------------------------------------
                                       Vincent J. Galifi
                                       Executive Vice-President, Finance